Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Colony Financial, Inc. of our report dated September 14, 2010 relating to the financial statements of First Republic Bank, which appears in the Current Report on Form 8-K/A of Colony Financial, Inc. dated May 4, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

August 19, 2011